UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2023

AEMETIS, INC.
(Exact name of registrant as specified in its charter)

______________

Delaware	001-36475	26-1407544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20400 Stevens Creek Blvd., Suite 700
Cupertino, California 95014
(Address of Principal Executive Office) (Zip Code)

(408) 213-0940
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Title of class of registered securities Common Stock, par value $0.001 per share	Ticker Symbol AMTX	Name of exchange on which registered NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of New Executive Officer

Aemetis, Inc. (the “Company”) has appointed J. Michael Rockett as Executive Vice President, General Counsel, and Corporate Secretary, effective as of August 28, 2023.

Mr. Rockett has been an attorney for 28 years. Prior to joining the Company, he served as Vice President, General Counsel, and Corporate Secretary for InEnTec Inc.; as an attorney with the law firm of Pillsbury Winthrop Shaw Pittman LLP; and as a Trial Attorney in the Environment and Natural Resources Division of the United States Department of Justice. Through these positions, he has had extensive experience in corporate and commercial law, federal and state environmental laws, low carbon fuels, and the permitting and development of industrial facilities. Mr. Rockett has served as outside counsel to the Company on select matters since 2018. He obtained a law degree, magna cum laude, from Lewis and Clark Law School, and a Bachelor of Arts degree in Economics from Dartmouth College. He is 59 years old.

No family relationships or other arrangements exist between Mr. Rockett and any of the Company’s directors or executive officers. There are no arrangements or understandings, within the meaning of Item 401(a) of Regulation S-K, between Mr. Rockett and any other person pursuant to which he has been selected as an officer.

The Company has entered into an Employment Agreement with Mr. Rockett in connection with his appointment, effective as of August 28, 2023. The Employment Agreement uses substantially the same form as the Company entered with its other executives. The agreement has an initial term of three years, with automatic one-year extensions, unless terminated by the Company or by Mr. Rockett in accordance with its terms. The Employment Agreement provides for one year of severance pay and benefits continuation for specified types of termination, including involuntary termination without cause by the Company and termination in connection with a change of control of Company. Mr. Rockett’s initial salary is $280,000 per year, and he is eligible for annual bonuses in amounts consistent with other Executive Vice Presidents of the Company based on performance criteria to be established and evaluated by the Company’s Chief Executive Officer. The Company’s Board, through its Governance, Compensation, and Nominating Committee, has approved an option grant to Mr. Rockett under the Company’s 2019 Stock Plan allowing him to purchase 100,000 shares of the Company’s Common Stock. The options vest quarterly over three years and are exercisable at a price of $1.88 per share, which equals the closing price of one share of the Company’s Common Stock on the date of grant at the Company’s most recent regular meeting of the Governance, Compensation, and Nominating Committer prior to entering into the Employment Agreement. The Company has also entered into an Indemnification Agreement and an Arbitration Agreement with Mr. Rockett on the same terms as with the Company’s other directors and executive officers.

This summary description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement between the Company and Mr. Rockett filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The Company issued a press release concurrent with filing this Form 8-K, a copy of which is also included in the Exhibits to this Form 8-K.

Item 9.01         Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description of the Exhibit

10.1	Employment Agreement with J. Michael Rockett, effective August 28, 2023
99.1	Press Release announcing appointment of J. Michael Rockett as Executive Vice President, General Counsel, and Corporate Secretary, issued August 28, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Aemetis, Inc.

August 28, 2023	By:	/s/ Eric A. McAfee
Eric A. McAfee
Chief Executive Officer